                                                                    EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Javo Beverage Company, Inc., a Delaware corporation (the "Company"), on Form 10-KB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Cody C. Ashwell, Chief Executive Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Cody C. Ashwell
----------------------------
Cody C. Ashwell
Chief Executive Officer
April 14, 2006

[A signed original of this written statement required by Section 906 has been provided to Javo Beverage Company, Inc. and will be retained by Javo Beverage Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]